Document File Name: PUTNAM CALIFORNIA INVESTMENT GRADE MUNICIPAL TRUST POS AMI


        As Filed with the Securities and Exchange Commission on June 22, 2001
                   Investment Company Act File No. 811-7276

                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM N-2
                         REGISTRATION STATEMENT
               UNDER THE INVESTMENT COMPANY ACT OF 1940                    [X]
                             Amendment No. 6                               [X]
                  (Check appropriate box or boxes.)

          PUTNAM CALIFORNIA INVESTMENT GRADE MUNICIPAL TRUST
          (Exact name of registrant as specified in charter)

         One Post Office Square, Boston, Massachusetts 02109
         (Address of Principal Executive Offices) (Zip Code)
                          (617) 292-1000
         (Registrant's Telephone Number, including Area Code)

                          JOHN R. VERANI
          Putnam California Investment Grade Municipal Trust
                     One Post Office Square
                    Boston, Massachusetts 02109
             (Name and Address of Agent for Service)

                            Copies to:

                   JOHN W. GERSTMAYR, Esquire
                          ROPES & GRAY
                    One International Place
                        Boston, MA 02110
PART C
ITEM 23.  EXHIBITS

Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).


SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 21st day of June, 2001.


                   PUTNAM CALIFORNIA INVESTMENT GRADE MUNICIPAL TRUST


                   By: Gordon H. Silver
                   ---------------------
                       Vice President



EXHIBIT INDEX

Exhibit No.                   Description
------------                  ------------
2(b)                          Amendment to Registrant's
                              Bylaws adopted as of March 9,
                              2001